Exhibit 99.2

ALLBRITTON COMMUNICATIONS COMPANY

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder

of Allbritton Communications Company

In our opinion, the consolidated financial statements listed in the index on page F-1 present fairly, in all material respects, the financial position of Allbritton Communications Company (an indirectly wholly-owned subsidiary of Perpetual Corporation) and its subsidiaries at September 30, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2009 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index on page F-1 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 10 to the consolidated financial statements, the Company restated its fiscal 2008 and 2007 consolidated financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP McLean, VA

December 18, 2009, except for the effects of discontinued operations discussed in Note 7 and the change in the composition of reportable segments discussed in Note 10, as to which the date is April 16, 2010

ALLBRITTON COMMUNICATIONS COMPANY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except share information)

	September 30,
	2008	2009
ASSETS
Current assets
Cash and cash equivalents	$1,572	$2,164
Accounts receivable, less allowance for doubtful accounts of $1,563 and $1,569	37,824	36,092
Program rights	10,848	10,261
Deferred income taxes	1,447	1,348
Other	2,677	2,569

Total current assets	54,368	52,434
Property, plant and equipment, net	43,314	39,570
Intangible assets, net	42,290	11,590
Cash surrender value of life insurance	13,092	13,430
Program rights	978	827
Deferred income taxes	745	5,362
Deferred financing costs and other	4,668	3,897

	$159,455	$127,110

LIABILITIES AND STOCKHOLDER’S INVESTMENT
Current liabilities
Accounts payable	$4,111	$2,382
Accrued interest payable	10,541	10,512
Program rights payable	13,041	12,618
Accrued employee benefit expenses	7,168	5,948
Other accrued expenses	7,907	5,481

Total current liabilities	42,768	36,941
Long-term debt	483,408	475,240
Program rights payable	1,492	1,279
Accrued employee benefit expenses	1,207	849
Deferred rent and other	14,104	11,610

Total liabilities	542,979	525,919

Commitments and contingent liabilities (Note 12)
Stockholder’s investment
Preferred stock, $1 par value, 1,000 shares authorized, none issued	—	—
Common stock, $.05 par value, 20,000 shares authorized, issued and outstanding	1	1
Capital in excess of par value	49,631	49,631
Retained earnings	38,537	28,332
Distributions to owners, net (Note 8)	(471,693)	(476,773)

Total stockholder’s investment	(383,524)	(398,809)

	$159,455	$127,110

See accompanying notes to consolidated financial statements.

ALLBRITTON COMMUNICATIONS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

(Dollars in thousands)

	Year Ended September 30,
	2007	2008	2009

Operating revenues, net	$214,508	$205,020	$181,798

Television operating expenses, excluding depreciation, amortization and impairment	122,398	128,275	111,748
Depreciation and amortization	8,050	8,735	8,939
Impairment of intangible assets (Note 4)	—	—	30,700
Corporate expenses	6,106	6,459	5,079

	136,554	143,469	156,466

Operating income	77,954	61,551	25,332
Nonoperating income (expense)
Interest income
Related party	430	200	112
Other	208	96	30
Interest expense	(37,213)	(37,631)	(37,180)
Other, net	262	(242)	5,222

Income (loss) from continuing operations before income taxes	41,641	23,974	(6,484)
Provision for (benefit from) income taxes	15,794	9,175	(713)

Income (loss) from continuing operations	25,847	14,799	(5,771)
(Loss) income from discontinued operations, net of income taxes (Note 7)	(3,233)	(1,926)	199

Net income (loss)	22,614	12,873	(5,572)
Retained earnings, beginning of year	5,040	27,654	38,537
Cumulative effect of adopting new income tax guidance effective October 1, 2007 (Note 6)	—	(1,295)	—
Charge under tax sharing agreement (Note 6)	—	(695)	—
Distribution of WCIV (Note 7)	—	—	(4,633)

Retained earnings, end of year	$27,654	$38,537	$28,332

See accompanying notes to consolidated financial statements.

ALLBRITTON COMMUNICATIONS COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended September 30,
	2007	2008	2009
Cash flows from operating activities:
Net income (loss)	$22,614	$12,873	$(5,572)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,712	9,511	9,629
Impairment of intangible assets	—	—	30,700
Other noncash charges	1,326	1,349	1,480
Provision for doubtful accounts	1,265	1,068	1,041
Gain on disposal of assets	(1,382)	(1,243)	(6,611)
Charge under tax sharing agreement	—	(695)	—
Taxes due under tax sharing agreement	—	—	2,045
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(4,020)	5,156	(469)
Program rights	(290)	46	712
Other current assets	(538)	(537)	7
Deferred income taxes	3,160	3,616	(4,246)
Other noncurrent assets	(286)	(488)	(383)
Increase (decrease) in liabilities:
Accounts payable	288	783	(1,661)
Accrued interest payable	212	(54)	(29)
Program rights payable	825	429	(588)
Accrued employee benefit expenses	493	488	(1,531)
Other accrued expenses	(2,748)	1,380	(623)
Deferred rent and other liabilities	1,461	345	(2,494)

Total adjustments	8,478	21,154	26,979

Net cash provided by operating activities	31,092	34,027	21,407

Cash flows from investing activities:
Capital expenditures	(6,052)	(8,910)	(9,229)
Proceeds from property insurance claim	—	2,924	4,376
Proceeds from disposal of assets	163	9	73

Net cash used in investing activities	(5,889)	(5,977)	(4,780)

Cash flows from financing activities:
Principal payments on long-term debt and capital leases	(30)	—	—
Draws (repayments) under line of credit, net	31,000	(1,000)	(8,500)
Deferred financing costs	—	—	(332)
Other	—	—	(78)
Distributions to owners and dividends, net of certain charges	(73,181)	(37,845)	(9,050)
Repayments of distributions to owners	11,810	9,965	1,925

Net cash used in financing activities	(30,401)	(28,880)	(16,035)

Net (decrease) increase in cash and cash equivalents	(5,198)	(830)	592
Cash and cash equivalents, beginning of year	7,600	2,402	1,572

Cash and cash equivalents, end of year	$2,402	$1,572	$2,164

Supplemental disclosure of cash flow information:
Cash paid for interest	$36,620	$37,327	$36,813

Cash paid for state income taxes	$217	$97	$3

See accompanying notes to consolidated financial statements.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share information)

NOTE 1—THE COMPANY

Allbritton Communications Company (ACC or the Company) is an indirectly wholly-owned subsidiary of Perpetual Corporation (Perpetual), a Delaware corporation, which is controlled by the Allbritton family. The Company owns ABC network-affiliated television stations serving six geographic markets:

Station	Market
WJLA	Washington, D.C.
WBMA/WCFT/WJSU	Birmingham (Anniston and Tuscaloosa), Alabama
WHTM	Harrisburg-Lancaster-York-Lebanon, Pennsylvania
KATV	Little Rock, Arkansas
KTUL	Tulsa, Oklahoma
WSET	Roanoke-Lynchburg, Virginia

The Company previously owned an ABC network-affiliated television station serving Charleston, South Carolina (WCIV) until August 1, 2009 when the equity interests of WCIV were distributed to Perpetual (see Note 7). The Company also provides 24-hour per day basic cable television programming to the Washington, D.C. market, through NewsChannel 8, primarily focused on regional and local news for the Washington, D.C. metropolitan area. The operations of NewsChannel 8 are integrated with WJLA (WJLA/NewsChannel 8).

Additionally, in January 2007 the Company launched Politico, a specialized newspaper and Internet site (politico.com) that serves Congress, congressional staffers and those interested in the actions of the national legislature and political electoral process. On November 13, 2009, the equity interests of Politico were distributed to Perpetual (see Note 7).

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Consolidation—The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany accounts and transactions.

Use of estimates and assumptions—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

Revenue recognition—Revenues are generated principally from sales of commercial advertising and are recorded as the advertisements are broadcast net of agency and national representative commissions and music license fees. For certain program contracts which provide for the exchange of advertising time in lieu of cash payments for the rights to such programming, revenue is recorded as advertisements are broadcast at the estimated fair value of the advertising time given in exchange for the program rights. Such barter revenue was $5,579, $5,940 and $5,300 for the years ended September 30, 2007, 2008 and 2009, respectively. Subscriber fee revenues are recognized in the period during which programming is provided, pursuant to affiliation agreements with cable television systems, direct broadcast satellite service providers and telephone company operators.

Cash and cash equivalents—The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Program rights—The Company has entered into contracts for the rights to television programming. Payments related to such contracts are generally made in installments over the contract period. Program rights which are currently available and the liability for future payments under such contracts are reflected in the consolidated balance sheets. The vast majority of the Company’s program rights represent one-year contracts for first-run syndicated programming. As each broadcast over the term of the contract generally provides the same advertising value, such program rights are amortized on a straight-line basis over the term. A limited number of multi-year program contracts representing off-network syndicated programming are amortized on an accelerated basis due to the generally higher advertising value of the early broadcasts. Program rights expected to be amortized in the succeeding year and amounts payable within one year are classified as current assets and liabilities, respectively. The program rights are reflected in the consolidated balance sheets at the lower of unamortized cost or estimated net realizable value based on management’s expectation of the net future cash flows to be generated by the programming.

Property, plant and equipment—Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the assets. Maintenance and repair expenditures are charged to expense as incurred and expenditures for modifications and improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method for buildings and straight-line and accelerated methods for furniture, machinery and equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

The useful lives of property, plant and equipment for purposes of computing depreciation and amortization expense are:

Buildings	15-40 years
Leasehold improvements	5-16 years
Furniture, machinery and equipment	3-20 years

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

Intangible assets—Intangible assets consist of values assigned to broadcast licenses as well as favorable terms on contracts and leases. The amounts originally assigned to intangible assets were based on the results of independent valuations. Intangible assets deemed to have indefinite lives, consisting of broadcast licenses, are not amortized but are subject to tests for impairment at least annually each September 30, or whenever events indicate that impairment may exist. Other intangible assets, consisting of favorable terms on contracts and leases, are amortized over their useful lives.

Deferred financing costs—Costs incurred in connection with the issuance of long-term debt are deferred and amortized to other nonoperating expense on a straight-line basis over the term of the underlying financing agreement.

Deferred rent—Rent concessions and scheduled rent increases in connection with operating leases are recognized as adjustments to rental expense on a straight-line basis over the associated lease term.

Concentration of credit risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of certain cash and cash equivalents and receivables from advertisers. The Company invests its excess cash with high-credit quality financial institutions and at September 30, 2009 had an overnight repurchase agreement for $741. Concentrations of credit risk with respect to receivables from advertisers are limited as the Company’s advertising base consists of large national advertising agencies and high-credit quality local advertisers. As is customary in the broadcasting industry, the Company does not require collateral for its credit sales, which are typically due within thirty days.

Income taxes—The operations of the Company are included in a consolidated federal income tax return filed by Perpetual. In accordance with the terms of a tax sharing agreement between the Company and Perpetual, the Company is required to pay to Perpetual its federal income tax liability, computed based upon statutory federal income tax rates applied to the Company’s consolidated taxable income. The Company files separate state income tax returns with the exception of Virginia, which is included in a combined state income tax return filed by Perpetual. In accordance with the terms of the tax sharing agreement, the Company is required to pay to Perpetual its combined Virginia income tax liability, computed based upon statutory Virginia income tax rates applied to the Company’s combined Virginia net taxable income. Taxes payable to Perpetual are not reduced by losses generated in prior years by the Company. In addition, the amounts payable by the Company to Perpetual under the tax sharing agreement are not reduced if losses of other members of the Perpetual group are utilized to offset taxable income of the Company for purposes of the Perpetual consolidated federal or Virginia income tax returns.

The accounting rules for income taxes require that the consolidated amount of current and deferred income tax expense for a group that files a consolidated income tax return be allocated among members of the group when those members issue separate financial statements. Perpetual allocates a portion of its consolidated current and deferred income tax expense to the Company

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

as if the Company and its subsidiaries were separate taxpayers. The Company records deferred tax assets, to the extent it is more likely than not that such assets will be realized in future periods, and deferred tax liabilities for the tax effects of the differences between the bases of its assets and liabilities for tax and financial reporting purposes.

The Company records income tax expense in accordance with the accounting rules for income taxes, and makes payments to Perpetual in accordance with the terms of the tax sharing agreement between the Company and Perpetual. To the extent that there is a difference between tax payments that would be due as calculated in accordance with the accounting rules and tax payments due under the tax sharing agreement, such difference is recorded to retained earnings.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for uncertainty in income taxes. This guidance clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The new guidance was adopted on October 1, 2007 (see Note 6). The Company classifies interest and penalties related to its uncertain tax positions as a component of income tax expense.

Discontinued operations—The consolidated statements of operations and retained earnings separately present discontinued operations and the results of continuing operations (see Note 7). Prior year amounts have been reclassified to conform to the current year presentation. Discontinued operations have not been segregated in the consolidated statements of cash flows and, therefore, amounts for certain captions will not agree directly with the accompanying consolidated statements of operations and retained earnings. Footnote disclosures include both continuing and discontinued operations unless noted otherwise.

Fair value of financial instruments—The carrying amount of the Company’s cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and program rights payable approximate fair value due to the short maturity of those instruments. The Company estimates the fair value of its long-term debt using either quoted market prices or by discounting the required future cash flows under its debt using borrowing rates currently available to the Company, as applicable.

Earnings per share—Earnings per share data are not presented since the Company has only one shareholder.

Subsequent Events—The Company evaluated subsequent events for recognition or disclosure through December 18, 2009, the date of filing the Annual Report on Form 10-K with the Securities and Exchange Commission and through April 16, 2010, the date the financial statements were reissued.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

New Accounting Standards— In September 2006, the FASB issued new guidance on fair value measurements. This new guidance defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The guidance does not expand or require any new fair value measures but is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. In February 2008, the FASB delayed the effective date of this guidance for non-financial assets and liabilities, except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until the Company’s year ending September 30, 2010. The Company adopted the guidance for financial assets and liabilities as of October 1, 2008. The adoption had no impact on the Company’s financial position or results of operations. The Company is currently evaluating the impact, if any, that the adoption related to non-financial assets and liabilities which are not recognized or disclosed on a recurring basis may have on its financial position or results of operations.

In February 2007, the FASB issued new guidance which permits entities to choose to measure many financial instruments and certain other items at fair value. The Company adopted this guidance as of October 1, 2008. The adoption had no impact on the Company’s financial position or results of operations.

In April 2009, the FASB issued new guidance requiring disclosures about fair value of financial instruments, which were previously required only on an annual basis, for interim reporting periods. This guidance was effective for the Company’s quarter ended June 30, 2009. The adoption had no impact on the Company’s financial position or results of operations.

In May 2009, the FASB issued new guidance to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance was effective for the Company’s quarter ended June 30, 2009. The adoption had no impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued new guidance to establish the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”). This guidance is effective beginning with the Company’s financial statements issued for the year ended September 30, 2009. As the Codification does not change GAAP, the adoption had no impact on the Company’s financial position or results of operations.

In October 2009, the FASB issued new guidance on revenue arrangements with multiple deliverables. The guidance revises the criteria for separating, measuring and allocating arrangement consideration to each deliverable in a multiple element arrangement. This guidance is effective for the Company’s year ending September 30, 2011. The Company is currently evaluating the impact, if any, that this guidance may have on its financial position or results of operations.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

NOTE 3—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	September 30,
	2008	2009
Buildings and leasehold improvements	$33,253	$31,355
Furniture, machinery and equipment	131,881	120,417

	165,134	151,772
Less accumulated depreciation	(128,397)	(116,093)

	36,737	35,679
Land	2,902	2,147
Construction-in-progress	3,675	1,744

	$43,314	$39,570

Depreciation and amortization expense was $8,553, $9,474 and $9,629 for the years ended September 30, 2007, 2008 and 2009, respectively.

The FCC has granted to Sprint Nextel Corporation (“Nextel”) the right to reclaim a portion of the spectrum in the 2 GHz band from broadcasters across the country. In order to claim this spectrum, Nextel must replace all of the broadcasters’ electronic newsgathering equipment currently using this spectrum with digital equipment capable of operating in the reformatted portion of the 2 GHz band retained by the broadcasters. This exchange of equipment will be completed on a market by market basis. As the equipment is exchanged and placed into service in each of the Company’s markets, a gain will be recorded to the extent that the fair market value of the equipment received exceeds the book value of the analog equipment exchanged.

During the years ended September 30, 2007, 2008 and 2009, the fair market value of the equipment received and placed into service was $1,263, $1,370 and $779, respectively. These amounts have been recorded as additions to property, plant and equipment, but they are not included in capital expenditures in the accompanying consolidated statement of cash flows as no cash was involved in the exchange. The excess of fair market value as compared to the book value of equipment exchanged and placed into service of $1,256, $1,367 and $767 for the years ended September 30, 2007, 2008 and 2009, respectively, was recorded as a non-cash gain in other, net nonoperating income in the accompanying consolidated financial statements.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

NOTE 4—INTANGIBLE ASSETS

The carrying value of the Company’s indefinite lived intangible assets, consisting of its broadcast licenses, at September 30, 2008 and 2009 was $42,290 and $11,590, respectively.

The Company tests its indefinite lived intangible assets for impairment annually on September 30 as well as on an interim basis whenever events indicate that an impairment may exist. During the quarter ended March 31, 2009, events occurred which indicated that an impairment of certain broadcast licenses may exist. The events included the decline in the overall economy, forecasts for negative industry-wide advertising growth in 2009, and reduced revenue projections and related cost reduction measures within the Company. Thus, such broadcast licenses were tested for impairment as of March 31, 2009. The tests indicated that four broadcast licenses were impaired. As a result, the Company recorded a non-cash impairment charge of $27,700 during the quarter ended March 31, 2009. The annual impairment test as of September 30, 2009 indicated that a further impairment had occurred with respect to these four broadcast licenses, resulting in a non-cash impairment charge of $3,000 during the quarter ended September 30, 2009.

The Company uses an income approach to determine the fair value of its broadcast licenses on a station-by-station basis. Any excess of carrying value over fair value represents the amount of impairment. The income approach assumes an initial hypothetical start-up operation, maturing into an average performing independent or non-affiliated station in a specific television market and giving consideration to other relevant factors such as the number of competing stations within that market. The net cash flows of this hypothetical average market participant are projected from the first year start-up to perpetuity and then discounted back to net present value. The calculated valuation is compared to market transactions in order to confirm the results of the income approach.

The Company’s other intangible assets, consisting of favorable terms on contracts and leases, had a gross carrying amount of $6,174 and no net carrying value at September 30, 2008 or 2009 as these intangible assets became fully amortized during the quarter ended December 31, 2007. Amortization expense was $159 and $37 for the years ended September 30, 2007 and 2008, respectively.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

NOTE 5—LONG-TERM DEBT

Outstanding debt consists of the following:

	September 30,
	2008	2009
Senior Subordinated Notes, due December 15, 2012 with interest payable semi-annually at 7 3/4%	$455,000	$455,000
Credit Agreement, maximum amount of $67,500, expiring August 23, 2011, secured by the outstanding stock of the Company and its subsidiaries, interest payable quarterly at various rates either from prime plus 1.50% to prime plus 2.25% or from LIBOR plus 2.75% to LIBOR plus 3.50% depending on certain financial operating tests (3.91% at September 30, 2009)	30,000	21,500

	485,000	476,500
Less unamortized discount	(1,592)	(1,260)

	483,408	475,240
Less current maturities	—	—

	$483,408	$475,240

Unamortized deferred financing costs of $4,272 and $3,456 at September 30, 2008 and 2009, respectively, are included in deferred financing costs and other noncurrent assets in the accompanying consolidated balance sheets. Amortization of the deferred financing costs for the years ended September 30, 2007, 2008 and 2009 was $1,042, $1,041 and $1,148 respectively, which is included in other nonoperating expenses.

On February 5, 2009, the Company executed an amendment with an effective date as of December 31, 2008 to its Credit Agreement. The amendment served, among other things, to adjust certain of the financial covenants. In addition, the total commitment under the Credit Agreement was reduced from $70,000 to $67,500 effective February 5, 2009 and to $65,000 effective December 31, 2009. On November 13, 2009, the Credit Agreement was further amended to permit the distribution of the equity interests of Politico to Perpetual.

Under the existing financing agreements, the Company is subject to restrictive covenants, which place limitations upon payments of cash distributions, dividends, issuance of capital stock, investment transactions, incurrence of additional obligations and transactions with affiliates. In addition, under the Credit Agreement, the Company must maintain compliance with certain financial covenants as measured at the end of each quarter. As of September 30, 2009, the Company was in compliance with such covenants. The Company is also required to pay a commitment fee ranging from 0.375% to 0.500% per annum based on the amount of any unused portion of the Credit Agreement.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

The Company estimates the fair value of its Senior Subordinated Notes to be approximately $389,000 and $428,000 at September 30, 2008 and 2009, respectively. The carrying value of the Company’s Credit Agreement approximates fair value as borrowings bear interest at market rates.

NOTE 6—INCOME TAXES

In June 2006, the FASB issued new guidance related to accounting for uncertainty in income taxes. This guidance clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The new guidance was adopted on October 1, 2007. The cumulative effect of adoption resulted in a net decrease of $1,295 to the opening balance of retained earnings. Additionally, as required, certain net operating loss carryforwards and the corresponding valuation allowances related to uncertain tax positions were offset, thus removing them from the accompanying consolidated balance sheet effective October 1, 2007.

The provision for (benefit from) income taxes consists of the following:

	Years Ended September 30,
	2007	2008	2009
Continuing operations	$15,794	$9,175	$(713)
Discontinued operations	(1,977)	(1,109)	156

	$13,817	$8,066	$(557)

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

	Years Ended September 30,
	2007	2008	2009
Current
Federal	$9,734	$4,155	$4,226
State	923	295	(537)

	10,657	4,450	3,689

Deferred
Federal	2,966	3,229	(3,943)
State	194	387	(303)

	3,160	3,616	(4,246)

	$13,817	$8,066	$(557)

The components of deferred income tax assets (liabilities) are as follows:

	September 30,
	2008	2009
Deferred income tax assets:
State and local net operating loss carryforwards	$3,317	$3,223
Intangible assets	—	3,722
Accrued employee benefits	1,160	897
Deferred rent	2,098	2,085
Deferred revenue	1,053	584
Allowance for accounts receivable	617	619
Other	2,234	2,625

	10,479	13,755
Less valuation allowance	(2,770)	(2,972)

	7,709	10,783

Deferred income tax liabilities:
Property, plant and equipment	(3,375)	(4,073)
Intangible assets	(2,142)	—

Net deferred income tax assets	$2,192	$6,710

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

The deferred tax asset related to state and local net operating loss carryforwards of $3,223 at September 30, 2009 represents approximately $66,000 in state and local net operating loss carryforwards in certain jurisdictions which are available for future use for state and local income tax purposes and expire in various years from 2010 through 2029.

The change in the valuation allowance for deferred tax assets of ($331) (excluding the effect of adopting new guidance related to uncertainty in income taxes) and $202 during the years ended September 30, 2008 and 2009, respectively, principally resulted from management’s evaluation of the recoverability of the loss carryforwards.

The following table reconciles the statutory federal income tax rate to the Company’s effective income tax rate for income before cumulative effect of change in accounting principle:

	Years ended September 30,
	2007	2008	2009
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	3.1	4.7	18.3
Permanent items, principally insurance premiums and meals and entertainment	0.2	0.9	(2.7)
Nondeductible portion of FCC license impairment	—	—	(37.1)
Change in valuation allowance	(0.3)	(1.6)	(5.9)
Other, net	(0.1)	(0.5)	1.5

Effective income tax rate	37.9%	38.5%	9.1%

A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows:

Gross unrecognized tax benefits at October 1, 2007	$7,074
Reductions related to prior years tax positions	(1,431)
Increases related to current year tax positions	391
Reductions related to expiration of statutes of limitations	(673)

Gross unrecognized tax benefits at September 30, 2008	5,361
Increases related to current year tax positions	352
Reductions related to expiration of statutes of limitations	(1,144)

Gross unrecognized tax benefits at September 30, 2009	$4,569

As of September 30, 2008 and 2009, the Company had unrecognized tax benefits of $5,361 and $4,569, respectively. If all such benefits were recognized, $3,485 and $2,970, respectively, would have a favorable impact on the effective tax rate. Of the total gross unrecognized tax benefits

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

of $5,361 at September 30, 2008, $4,712 are recorded in deferred rent and other noncurrent liabilities on the accompanying consolidated balance sheets, and the remaining $649 represents net operating losses which have not been recorded in accordance with the rules surrounding uncertain tax positions. Of the total gross unrecognized tax benefits of $4,569 at September 30, 2009, $3,703 are recorded in deferred rent and other noncurrent liabilities on the accompanying consolidated balance sheets, and the remaining $866 represents net operating losses which have not been recorded in accordance with the rules surrounding uncertain tax positions.

The Company expects that it is reasonably possible that the amount of unrecognized tax benefits will decrease during the next twelve months in the approximate range of $1,500 to $2,000, primarily due to the expected expiration of certain statutes of limitations.

The Company classifies interest and penalties related to its uncertain tax positions as a component of income tax expense. Accrued interest and penalties were $1,503 and $1,204 at September 30, 2008 and 2009, respectively, and expense (benefit) for interest and penalties of $226 and ($299) was recognized during the year ended September 30, 2008 and 2009, respectively.

The Company is no longer subject to Federal or state income tax examinations for years prior to the Company’s fiscal year ended September 30, 2005 or September 30, 2006, respectively, although certain of the Company’s net operating loss carryforwards generated prior to September 30, 2005 remain subject to examination.

The Company’s operations are included in a consolidated federal income tax return and a combined Virginia state income tax return filed by Perpetual. Income tax expense is calculated and recorded in accordance with the accounting rules for income taxes as if the Company was a separate taxpayer from Perpetual. The Company makes payments to Perpetual in accordance with the terms of a tax sharing agreement between Perpetual and the Company. During the year ended September 30, 2008, income tax payments due to Perpetual in accordance with the tax sharing agreement exceeded the income tax payments that would be due as calculated in accordance with the accounting rules for income taxes by $695. This difference was recorded as a charge against retained earnings.

NOTE 7—DISCONTINUED OPERATIONS

Effective August 1, 2009, the equity interests of WCIV, a wholly-owned subsidiary of the Company, were distributed to Perpetual. As the operations of WCIV constitute a component of the Company, the operating results of WCIV through July 31, 2009 have been presented as discontinued operations for all periods presented. The August 1, 2009 distribution of the equity interests of WCIV is reflected as a distribution to owners at historical cost, or $4,633, in the accompanying statement of operations and retained earnings. The $4,633 of equity interests of WCIV distributed effective August 1, 2009 consisted of current assets of $1,380, net property, plant and equipment of $3,802, current liabilities of $262 and non-current liabilities of $287.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

On November 13, 2009, the equity interests of Politico, a wholly-owned subsidiary of the Company, were distributed to Perpetual. The operating results of Politico, which constitute a component of the Company, have been presented as discontinued operations for all periods presented. The $2,276 of equity interests of Politico as of September 30, 2009 consisted of current assets of $3,951, net property, plant and equipment of $271, current liabilities of $1,931 and non-current liabilities of $15.

Following is a summary of operating results of WCIV and Politico for all periods presented:

	Years ended September 30,
	2007	2008	2009
Operating revenues, net	$11,638	$19,088	$23,898
Total expenses	16,848	22,123	23,543

(Loss) income before taxes	(5,210)	(3,035)	355
(Benefit from) provision for income taxes	(1,977)	(1,109)	156

Net (loss) income from discontinued operations	$(3,233)	$(1,926)	$199

NOTE 8—TRANSACTIONS WITH OWNERS AND RELATED PARTIES

Distributions to Owners, Net

In the ordinary course of business, the Company makes cash advances in the form of distributions to Perpetual. At present, the primary source of repayment of the net advances from the Company is through the ability of the Company to pay dividends or make other distributions. There is no immediate intent for these amounts to be repaid. Accordingly, such amounts have been treated as a reduction of stockholder’s investment and described as “distributions” in the accompanying consolidated balance sheets. The weighted average amount of non-interest bearing advances outstanding was $409,190, $454,031, and $472,408 during Fiscal 2007, 2008 and 2009, respectively.

Effective August 1, 2009, the equity interests of WCIV were distributed to Perpetual (see Note 7).

The operations of the Company are included in a consolidated federal income tax return and a combined Virginia state income tax return filed by Perpetual. The Company is charged by Perpetual and makes payments to Perpetual for federal and Virginia state income taxes, which are computed in accordance with the terms of a tax sharing agreement between the Company and Perpetual.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

The components of distributions to owners and the related activity during Fiscal 2007, 2008 and 2009 consist of the following:

	Distributions to Owners and Dividends	Federal and Virginia State Income Tax Receivable (Payable)	Net Distributions to Owners
Balance as of September 30, 2006	$382,442	$—	$382,442
Cash advances to Perpetual	73,181		73,181
Repayment of cash advances from Perpetual	(11,810)		(11,810)
Charge for federal and state income taxes		(9,734)	(9,734)
Payment of income taxes		9,734	9,734

Balance as of September 30, 2007	443,813	—	443,813
Cash advances to Perpetual	37,845		37,845
Repayment of cash advances from Perpetual	(9,965)		(9,965)
Charge for federal and state income taxes		(5,350)	(5,350)
Payment of income taxes		5,350	5,350

Balance as of September 30, 2008	471,693	—	471,693
Cash advances to Perpetual	9,050		9,050
Repayment of cash advances from Perpetual	(1,925)		(1,925)
Charge for federal and state income taxes		(4,887)	(4,887)
Payment of income taxes		2,842	2,842

Balance as of September 30, 2009	$478,818	$(2,045)	$476,773

Subsequent to September 30, 2009 and through December 18, 2009 the Company made no net cash distributions to owners. See Note 7 related to the distribution of the equity interests of Politico on November 13, 2009.

Other Transactions with Related Parties

During the years ended September 30, 2007, 2008 and 2009, the Company earned interest income from Perpetual of $430, $200 and $112 respectively, as a result of making advances of tax payments in accordance with the terms of the tax sharing agreement between the Company and Perpetual.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

Management fees of $750 were paid to Perpetual by the Company for each of the years ended September 30, 2007, 2008 and 2009.

During the second quarter of the year ended September 30, 2007, Perpetual acquired from the Robert Lewis Allbritton Revocable Trust its 20% ownership interests in TV Alabama, Inc. and Harrisburg Television, Inc., the Company’s subsidiaries which operate its television stations in the Birmingham and Harrisburg markets, respectively. The 20% ownership interests were then contributed into the Company. As a result, the Company now owns 100% of these and all other of its subsidiaries. As the entities involved in these transactions are considered to be under common control, the Company was required to account for this contribution at its book value. Since the book value of the 20% ownership interests acquired by Perpetual and then contributed to the Company was zero, no amount has been recorded in the accompanying consolidated financial statements related to the contribution.

The Company has entered into various agreements with Irides, LLC (Irides) to provide the Company’s stations with certain website design, hosting and maintenance services. Irides is an indirect subsidiary of Perpetual. The Company paid fees of $416, $525 and $475 to Irides during the years ended September 30, 2007, 2008 and 2009, respectively. These fees are included in television operating expenses in the consolidated statements of operations. Irides also leases certain office space from the Company. Charges for this space totaled $141, $145 and $149 for the years ended September 30, 2007, 2008 and 2009, respectively, and such amounts are included as an offset to television operating expenses in the consolidated statements of operations.

NOTE 9—RETIREMENT PLANS

A defined contribution savings plan is maintained for eligible employees of the Company and certain of its affiliates. Under the plan, employees may contribute a portion of their compensation subject to Internal Revenue Service limitations and the Company contributes an amount equal to 50% of the contribution of the employee not to exceed 6% of the compensation of the employee. Effective February 1, 2009, the Company indefinitely suspended its matching contributions. The amounts contributed to the plan by the Company on behalf of its employees totaled approximately $970, $1,245 and $356 for the years ended September 30, 2007, 2008 and 2009, respectively.

The Company also contributes to certain other multi-employer union pension plans on behalf of certain of its union employees. The amounts contributed to such plans totaled approximately $618, $644 and $614 for the years ended September 30, 2007, 2008 and 2009, respectively.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

NOTE 10—SEGMENTS (Restated)

The Company’s business consists of WJLA/NewsChannel 8, five ABC network-affiliated television stations outside of the Washington, D.C. metropolitan area, and Politico. Each of these operations is in the business of gathering and distributing news and entertainment content across multiple platforms, and revenue for each operation is substantially dependent upon advertising. In previously issued financial statements, the Company aggregated each of these business units and reported its financial results in one reportable segment. Prior to filing its Annual Report on Form 10-K for the year ended September 30, 2009, management and the Board of Directors of the Company, upon recommendation of the Audit Committee, concluded that the Company’s previous application of accounting rules for segment reporting was not correct and that the previous segment disclosures should be restated. As a result, the segment disclosures were restated in the Company’s Annual Report on Form 10-K as filed on December 18, 2009 to include three reportable segments consisting of WJLA/NewsChannel 8, Other Television Stations and Politico.

In connection with the Company’s evaluation of its segment reporting in previously issued financial statements, management made certain modifications to the monthly financial reporting package provided to the Company’s chief operating decision maker. As a result of this change, the Company concluded that it had one operating segment for the three months ended December 31, 2009. Accordingly, the Company has reported one segment for the three months ended December 31, 2009 as well as for the comparable period in the prior fiscal year. As required, the previously reported segment data has been adjusted to reflect the Company’s current conclusion that it has one reportable segment.

NOTE 11—COLLAPSE OF BROADCAST TOWER

On January 11, 2008, the Company’s broadcast tower in Little Rock, Arkansas collapsed and fell, causing an interruption in the distribution of the over-the-air broadcast signals for the Company’s station in the Little Rock market. The tower, the broadcast equipment installed on the tower and certain equipment located near the tower were destroyed. The distribution of the station’s primary signal via cable and satellite services was restored beginning within hours of the collapse. A limited over-the-air signal was restored ten days later, on January 21, 2008. Transmitter power was increased as of March 16, 2008, which served to enhance the reach and quality of the interim over-the-air signal. The Company maintains replacement cost property insurance as well as business interruption insurance on the tower and equipment affected by the collapse. The Company has completed construction of the permanent replacement of its tower and installation of related equipment and began broadcasting a full power digital signal from the replacement tower on February 20, 2009.

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

During July 2009, the related insurance claim negotiation was finalized. As a result, the Company recorded a gain on the replacement cost property portion of the claim of $6,015, reflecting the excess of replacement cost insurance proceeds over the carrying value of the destroyed assets. This gain is reflected in other nonoperating income in the accompanying consolidated statement of operations and retained earnings. In addition, a gain on the business interruption portion of the claim of $2,811, reflecting the lost revenue associated with the tower collapse, was also recorded during the quarter ended September 30, 2009. This gain is reflected in net operating revenues in the accompanying consolidated statement of operations and retained earnings. Proceeds received from the insurance company are reflected within investing activities in the accompanying consolidated statement of cash flows to the extent of claim-related capital expenditures during that period. Proceeds in excess of claim-related capital expenditures are reflected within operating activities.

NOTE 12—COMMITMENTS AND CONTINGENT LIABILITIES

The Company leases office and studio facilities and machinery and equipment under operating leases expiring in various years through 2023. Certain leases contain provisions for renewal and extension.

Future minimum lease payments under operating leases, which have remaining noncancellable lease terms in excess of one year as of September 30, 2009, are as follows:

Year ending September 30,
2010	$4,745
2011	4,700
2012	4,554
2013	4,632
2014	4,764
2015 and thereafter	16,705

$40,100

Rental expense under operating leases aggregated approximately $4,500, $4,500 and $4,600 for the years ended September 30, 2007, 2008 and 2009, respectively.

The Company has entered into contractual commitments in the ordinary course of business for the rights to television programming which is not yet available for broadcast as of September 30, 2009. Under these agreements, the Company must make specific minimum payments approximating the following:

Year ending September 30,
2010	$942
2011	10,063
2012	4,749
2013	346

$16,100

ALLBRITTON COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands except share information)

The Company has entered into various employment contracts. Future guaranteed payments under such contracts as of September 30, 2009 approximate the following:

Year ending September 30,
2010	$10,117
2011	4,086
2012	331
2013	77

$14,611

The Company has entered into various deferred compensation agreements with certain employees. Under these agreements, the Company is required to make payments aggregating $1,221 during the years 2010 through 2013. At September 30, 2008 and 2009, the Company has recorded a deferred compensation liability of approximately $1,436 and $1,132, respectively, which is included as a component of accrued employee benefit expenses in the accompanying consolidated balance sheets.

The Company also has certain obligations and commitments under various executory agreements to make future payments for goods and services. These agreements secure the future rights to certain goods and services to be used in the normal course of operations.

The Company currently and from time to time is involved in litigation incidental to the conduct of its business, including suits based on defamation and employment activity. The Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, could reasonably be expected to have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows.

SCHEDULE II

ALLBRITTON COMMUNICATIONS COMPANY

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(Dollars in thousands)

Classification	Balance at beginning of year	Charged to costs and expenses		Charged to other accounts		Deductions		Balance at end of year
Year ended September 30, 2007:
Allowance for doubtful accounts	$1,240	$1,265		—		$(958	)<2>	$1,547

Valuation allowance for deferred income tax assets	$4,429	$372	<1>	—		$(469	)<3>	$4,332

Year ended September 30, 2008:
Allowance for doubtful accounts	$1,547	$1,068		—		$(1,052	)<2>	$1,563

Valuation allowance for deferred income tax assets	$4,332	$164	<1>	$(1,231	)<4>	$(495	)<3>	$2,770

Year ended September 30, 2009:
Allowance for doubtful accounts	$1,563	$1,041		$(23	)<5>	$(1,012	)<2>	$1,569

Valuation allowance for deferred income tax assets	$2,770	$371	<1>	$(161	)<5>	$(8	)<3>	$2,972

<1>	Represents valuation allowance established related to certain net operating loss carryforwards and other deferred tax assets for state income tax purposes.
<2>	Write-off of uncollectible accounts, net of recoveries and collection fees.
<3>	Represents reduction of valuation allowance relating to certain net operating loss carryforwards.
<4>	Represents adjustment related to the adoption of new guidance related to accounting for uncertainty in income taxes.
<5>	Represents the distribution of the equity interests of WCIV effective August 1, 2009.